     As filed with the Securities and Exchange Commission on March 8, 1996
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                          MERCURY GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                    95-221-1612
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                            -----------------------

                            4484 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90010
                                 (213) 937-1060
   (Address of principal executive offices, including zip code, and telephone number)

                     THE 1995 EQUITY PARTICIPATION PLAN OF
                          MERCURY GENERAL CORPORATION
                            (Full title of the plan)
                            -----------------------


                                 GEORGE JOSEPH
                            CHIEF EXECUTIVE OFFICER
                            4484 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90010
                                 (213) 937-1060
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             DONALD P. NEWELL, ESQ.
                                LATHAM & WATKINS
                           701 "B" STREET, SUITE 2100
                          SAN DIEGO, CALIFORNIA 92101
                                 (619) 236-1234


                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                         Proposed
                                                       Proposed          Maximum
                                       Amount          Maximum          Aggregate      Amount of
       Title of Securities             to be           Offering          Offering     Registration
         to be Registered            Registered   Price Per Share(1)      Price           Fee
--------------------------------------------------------------------------------------------------
Common Stock, without par value...    2,700,000         $43.625        $117,787,500      $40,617
==================================================================================================

(1)  Estimated solely for purposes of calculating the registration fee.
     Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices for the Company's common stock as reported on the Nasdaq National Market on March 5, 1996.
================================================================================

                                  Page 1 of 38
                            Exhibit Index on Page 7

                                     PART I

ITEM 1.  PLAN INFORMATION.

      Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not required to be filed with this Registration Statement.


                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by Mercury General Corporation, a California corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995;

         (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Company's fiscal year ended December 31, 1994; and

         (f) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A (File No. 0-3681) filed with the Commission on December 13, 1985.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

      See Item 3(f) above.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The California General Corporation Law provides for the award of indemnity by a court to the directors and officers of a corporation in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws require the Company, to the broadest and maximum extent permitted by law, to indemnify each of its directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director of the Company, or is or was serving at the request of the Company as a director of another corporation or other enterprise. The Company maintains directors' and officers' liability insurance for its directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.   EXHIBITS.

      See Exhibit Index on page 7 hereof.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i)
--------  -------
and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 7, 1996.


                                    MERCURY GENERAL CORPORATION


                                    By: /s/ George Joseph
                                        -----------------------
                                        George Joseph
                                        Chief Executive Officer


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes George Joseph and Keith L. Parker, and either of them, with full power of substitution and resubstitution, his or her true and lawful attorneys-in-fact, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission.


Signature                                Title                    Date
-------------------------   -------------------------------   -------------

/s/ George Joseph           Chief Executive Officer and       March 7, 1996
-------------------------   Chairman of the Board
George Joseph               (Principal Executive Officer)


/s/ Keith L. Parker         Chief Financial Officer           March 7, 1996
-------------------------   (Principal Financial Officer)
Keith L. Parker

/s/ Donna J. Moore          Vice President and Controller     March 7, 1996
-------------------------   (Principal Accounting Officer)
Donna J. Moore

/s/ Nathan Bessin           Director                          March 7, 1996
-------------------------
Nathan Bessin

/s/ Bruce A. Bunner         Director                          March 7, 1996
-------------------------
Bruce A. Bunner

/s/ Richard E. Grayson      Director                          March 7, 1996
-------------------------
Richard E. Grayson

/s/ Gloria Joseph           Director                          March 7, 1996
-------------------------
Gloria Joseph

/s/ Charles E. McClung      Director                          March 7, 1996
-------------------------
Charles E. McClung

/s/ Donald R. Spuehler      Director                          March 7, 1996
-------------------------
Donald R. Spuehler


Signature                                Title                    Date
-------------------------   -------------------------------   -------------
/s/ Donald P. Newell        Director                          March 7, 1996
-----------------------
Donald P. Newell

/s/ Michael Curtius         Director                          March 7, 1996
-----------------------
Michael Curtius

                                 EXHIBIT INDEX

EXHIBIT                                                               PAGE
-------                                                               ----
    4.1   The 1995 Equity Participation Plan of Mercury General          8
          Corporation (the "1995 Plan").

    4.2   Form of Incentive Stock Option Agreement for use under        25
          the 1995 Plan.

    5.1   Opinion of Latham & Watkins.                                  36

   23.1   Consent of KPMG Peat Marwick LLP.                             38

   23.2   Consent of Latham & Watkins (included in Exhibit 5.1          --
          hereto).

   24.1   Power of Attorney (included on signature page hereto).        --
